SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 Current Report
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                September 6, 1996




                             KATZ MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     1-13674                    13-3779269
- --------------------------------------------------------------------------------
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)



       125 West 55th Street, New York, New York                10019
- --------------------------------------------------------------------------------
      (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (212) 424-6000

Item 5.  Other Events
- ------   ------------

               On September 6, 1996, the Company, through Katz Media Services, Inc., a newly-formed, wholly-owned subsidiary, as borrower, established a new senior secured Revolving Credit Facility (the "New Credit Facility") with a group of lenders for which The First National Bank of Boston acts as agent. The New Credit Facility provides for borrowings of up to $35.0 million and matures on March 31, 1998. $5.0 million is available to cover interest payments over the term of the facility, and the balance of the facility is available to fund acquisitions and contract buyouts and for general corporate purposes.

               Borrowings under the New Credit Facility bear interest at the Company's option at either 150 basis points over the Base Rate (as defined) or 250 basis points over the Eurodollar Rate (as defined). In addition, the Company pays a commitment fee of 0.5% per annum on the average daily balance of the unused commitments.

               The New Credit Facility contains customary affirmative and negative covenants and events of default.

               In connection with the New Credit Facility, the Company amended the terms of its existing Credit Agreement to advance the final maturity from September 30, 1999 to June 30, 1999.

Item 7.  Financial Statements and Exhibits
- ------   ---------------------------------

(c)       Exhibits

1.        U.S.   $35,000,000   Credit  Agreement  dated  September  6,  1996
          among Katz Media Services, Inc., as borrower, the Lenders party thereto, and The First National Bank of Boston, as Agent.

2.        Modification No. 6 to Credit Agreement dated April 29, 1996

3.        Modification No. 7 to Credit Agreement dated September 6, 1996

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            KATZ MEDIA GROUP, INC.



                                            By:  /S/ RICHARD E. VENDIG
                                                 -------------------------
                                                 Richard E. Vendig
                                                 Senior Vice President
                                                 Chief Financial &
                                                  Administrative Officer
                                                  Treasurer


Date:  September 13, 1996